UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Amendment No. 2

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2007

VERENIUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29173	22-3297375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Cambridge Parkway, Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 674-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On July 25, 2007, Verenium Corporation, a Delaware corporation (“Verenium”), filed a Current Report on Form 8-K (the “Original 8-K”) announcing, among other things, approval of executive compensation matters.

Verenium is filing this Amendment No. 1 to the Original 8-K to revise and clarify certain information reported in Item 5.02 of the Original 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure in Item 5.02 of the Original 8-K is revised to correct the base salary for Mr. Malloy and to clarify the vesting of options granted to Verenium’s executive officers to reflect the matters actually approved by Verenium’s Board of Directors (the “Board”):

On July 19, 2007, the Compensation Committee (the “Committee”) of the Board recommended to the Board for approval, and on July 20, 2007, the Board approved, the following base salary and target bonus amounts (the qualifications for which shall be determined by the Committee) for John A. McCarthy, Jr., Verenium’s Executive Vice President and Chief Financial Officer, and John R. Malloy, Jr., Verenium’s Executive Vice President, Biofuels Business Unit:

Executive	Base Salary	Target Bonus
John A. McCarthy, Jr.	$305,000	50% of Base Salary
John R. Malloy, Jr.	$280,000	50% of Base Salary

Additionally, on July 20, 2007 (the “Grant Date”), the Board granted Mr. McCarthy stock options to purchase 389,626 shares of Verenium common stock, and granted Mr. Malloy stock options to purchase 307,126 shares of Verenium common stock (collectively, the “Option Grants”). A portion of the Option Grants are subject to time-based vesting as follows: 25% of the shares subject to the time-based Option Grants vest one year from the Grant Date, and thereafter the remaining shares subject to the time-based Option Grants vest in equal quarterly installments over the following three year period. Separately, a portion of the Option Grants vest on the seventh anniversary of the date of grant, subject to acceleration of vesting based on achievement (as determined by the Committee) of performance goals to be established by the Committee. The allocation of the shares of Verenium common stock for which the Option Grants are exercisable between (i) those subject to time-based vesting and (ii) those subject to performance-based vesting for each of Messrs. McCarthy and Malloy is as follows:

Executive	Time-Based Vesting	Performance-Based Vesting
John A. McCarthy, Jr.	175,426	214,200
John R. Malloy, Jr.	125,926	181,200

The Option Grants were issued pursuant to the Verenium 2007 Equity Incentive Plan and the Verenium Executive Officer 2007 Equity Incentive Plan Option Agreement, attached as Exhibit 10.2 to the Original 8-K and incorporated herein by reference.

The Board also approved an amendment (the “Grant Amendment”) to its previous grant of options to Carlos Riva, Verenium’s Chief Executive Officer, which granted Mr. Riva options to purchase 1,000,000 shares of Verenium common stock (the “Initial Grant”), which Grant Amendment is subject to Mr. Riva’s consent. The Grant Amendment provides that 375,854 shares of Verenium common stock underlying the Initial Grant will vest on the seventh anniversary of the date of grant, subject to acceleration of vesting based on achievement (as determined by the Committee) of performance goals to be established by the Committee. The remaining 624,146 shares of Verenium common stock underlying the Initial Grant continue to be subject to the time-based vesting and other terms set forth in connection with the Initial Grant. The Board also granted Mr. Riva an additional option to purchase 289,496 shares of Verenium common stock, which is subject to the same performance-based vesting schedule for referenced above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERENIUM CORPORATION

Dated: August 10, 2007	By:	/s/ John A. McCarthy, Jr.
	Name:	John A. McCarthy, Jr.
	Title:	Executive Vice President and Chief Financial Officer